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                                                                   EXHIBIT 10.44


                             Explorer Holdings, L.P.
                         4200 Texas Commerce Tower West
                                2200 Ross Avenue
                               Dallas, Texas 75201


                                January 15, 2002


Omega Healthcare Investors, Inc.
900 Victors Way, Suite 350
Ann Arbor, Michigan 48108

Ladies and Gentlemen:

         Reference is made to the Investment Agreement, dated as of October 29, 2001 (the "INVESTMENT AGREEMENT"), between Omega Healthcare Investors, Inc. ("OMEGA") and Explorer Holdings, L.P. ("EXPLORER"). We hereby agree that:

         1. The terms and conditions of the modifications to Omega's borrowing arrangements with its senior secured lenders set forth in (a) Amendment No. 4 to Loan agreement dated December 21, 2001, by and among Omega and certain of its subsidiaries, the banks executing the signature pages thereto (the "BANKS"), and Fleet National Bank, as Agent for the Banks and (b) Amendment No. 3 to Loan Agreement dated December 21, 2001, by and among Omega and certain of its subsidiaries, the lenders executing the signature pages thereto (the "LENDERS"), and The Provident Bank, as Agent for the Lenders (together, the "BANK Agreements") are in a form that is satisfactory to Explorer.

         2. The effectiveness of the Bank Agreements in accordance with their present terms would satisfy the condition set forth in
                  Section 5.2(c) of the Investment Agreement.

         3. The first sentence of Section 4.5(a) of the Investment Agreement is amended by deleting the language "but in no event later than 90 calendar days after the date hereof" and replacing it with "but in no event later than February 28, 2002".

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Omega Healthcare Investors, Inc.
January 15, 2002
Page 2


         4. Section 7.2 of the Investment Agreement is amended and restated to read as follows:

                           "7.2. TERMINATION BY PURCHASER. This Agreement may be
                  terminated by Purchaser if the Closing shall not have occurred on or before February 28, 2002 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that Purchaser may not terminate this Agreement pursuant to this Section 7.2 if Purchaser's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before the Outside Date."

         5. Section 8.1 of the Investment Agreement is amended by deleting Omega's prior address of:

                           900 Victors Way, Suite 350
                           Ann Arbor, Michigan 48108
                           Attn: Chief Financial Officer
                           Fax No.: (734) 887-0322

                  and replacing it with Omega's current address as follows:

                           9690 Deereco Road, Suite 100
                           Timonium, Maryland 21093
                           Attn: Chief Financial Officer
                           Fax No.: (734) 887-0388

         6. Section 4(a) of EXHIBIT A to the Investment Agreement is amended by deleting "January 31, 2002" and replacing it with "February 28, 2002".

         7. Section 2.1(g) of EXHIBIT B to the Investment Agreement is amended and restated to read as follows:

                                    "(g) From and after the date the
                           stockholders of the Company vote to approve the amendment of the Company's Articles of Restatement and bylaws to permit an increase in the size of the Board to eleven (the "STOCKHOLDER APPROVAL DATE"), the Company will take all actions as may be necessary to appoint C. Taylor Pickett to the Board. Prior to the Stockholder Approval Date, the Company covenants that the total number of seats on the Board (including any

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Omega Healthcare Investors, Inc.
January 15, 2002
Page 3


                           vacant seats) will in no event exceed nine unless otherwise agreed to in writing by Stockholder or as provided pursuant to the terms of the Series A, B, C or D Preferred Stock in effect on the date hereof, or in the case of the Series C Preferred Stock, pursuant to the Amended Series C Articles Supplementary contemplated by the Investment Agreement. After the Stockholder Approval Date, the Company covenants that the total number of seats on the Board (including any vacant seats) will in no event exceed ten unless otherwise agreed to in writing by Stockholder or as provided pursuant to the terms of the Series A, B, C or D Preferred Stock in effect on the date hereof, or in the case of the Series C Preferred Stock, pursuant to the Amended Series C Articles Supplementary contemplated by the Investment Agreement."

         8. Section 11(d)(x) of EXHIBIT C to the Investment Agreement is amended and restated to read as follows:


                  "if to the Company, at 9690 Deereco Road, Suite 100 Timonium, Maryland 21093, Attn: Chief Financial Officer; Fax No.: (734) 887-0388, or at such other address, notice of which is given to the holders of Registrable Securities in accordance with the provisions of this Section 11(d);".

         9. The first paragraph under the heading "Subscription Period" in EXHIBIT G to the Investment Agreement is amended and restated to read as follows:

                  "The rights will be exercisable for a period of at least 16 calendar days following the Record Date (the end of such period, the "EXPIRATION DATE"). The Expiration Date may be extended by the Company in its sole discretion until February 15, 2002".

         10. The third paragraph of the heading "Closing Condition" in EXHIBIT G to the Investment Agreement is amended and restated to read as follows:

                  "If the Closing Condition is not satisfied by February 28, 2002, the Company will terminate the rights offering."


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Omega Healthcare Investors, Inc.
January 15, 2002
Page 4


Except as specifically amended hereby, the terms and provisions of the Investment Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect as of the date it was first executed.

                           Very truly yours,

                           EXPLORER HOLDINGS, L.P.

                           By:  Explorer Holdings GenPar, LLC,
                                   its General Partner


                           By: _______________________
                               Kymberlyn J. Irvin
                               Vice President


Accepted and agreed as of
the date first written above:

OMEGA HEALTHCARE INVESTORS, INC.



By:__________________________
   C. Taylor Pickett
   Chief Executive Officer